UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check  the  appropriate  box:

[X]  Preliminary  Information  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive  Information  Statement

                             AVENTURA HOLDINGS, INC.
                             -----------------------
                (Name of Registrant As Specified In Its Charter)

Payment  of  Filing  Fee  (Check  the  Appropriate  Box):


[X]   No  fee  required

[ ]   Fee computed  on  table  below  per  Exchange  Act Rules 14c-5(g) and 0-11

1.    Title  of  each  class  of  securities  to  which  transaction  applies:
2.    Aggregate  number  of  securities  to  which  transaction  applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4.    Proposed  maximum  aggregate  value  of  transaction:
5.    Total  fee  paid:


[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             AVENTURA HOLDINGS, INC.
                             2650 BISCAYNE BOULEVARD
                                    1ST FLOOR
                              MIAMI, FLORIDA 33137


                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO  ALL  SHAREHOLDERS  OF  AVENTURA  HOLDINGS,  INC.:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board of directors the authority to withdraw our election to be regulated as a business development company under the Investment Company Act of 1940 by filing Form N-54C with the Securities and Exchange Commission. We would not file the Form N-54C before May 15, 2006, and our board may elect not to file the Form N-54C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.
                                                                  April 24, 2006

                                              By Order of the Board of Directors


     /s/CRAIG  A.  WALTZER
     ---------------------
Craig  A.  Waltzer,  Chairman

                             AVENTURA HOLDINGS, INC.
                             2650 BISCAYNE BOULEVARD
                                    1ST FLOOR
                              MIAMI, FLORIDA 33137

                              INFORMATION STATEMENT
                                 APRIL 24, 2006

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about April 24, 2006, to the shareholders of record of Aventura Holdings, Inc. at the close of business on April 24, 2006. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Florida Law. Section
607.0704 of the Florida Revised Statutes (the "Florida Law") provides that the written consent of the holders of the outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holder of a majority in interest of the common stock of the Company, approving each of the Proposals.

Pursuant to Section 607.0704 of the Florida Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. Under Florida Law, no dissenters' or appraisal rights are afforded to the Company's stockholders as a result of the approval of the Proposals. This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock have adopted, by written consent, resolutions authorizing us to terminate our status as a business development company ("BDC") under the Investment Company Act of 1940 by filing a Form N-54C with the Securities and Exchange Commission (the "SEC").

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.
                                VOTING SECURITIES

As of the close of business on April 24, 2006, the Company had 5,000,000,000 shares of common stock authorized, of which 2,944,657,813 shares were outstanding. Each outstanding share of common stock is entitled to one vote per share.

Section 58 of the Investment Company Act requires that we obtain the vote of a majority of our outstanding voting securities before withdrawing our election to be regulated as a BDC. Under Section 607.0704 of the Florida Revised Statutes (the "Florida Law") and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consent approving our ceasing to be a BDC from a shareholder holding approximately 68% of the voting power of our common stock.

                         DISSENTERS' RIGHT OF APPRAISAL

Under Florida law our articles of incorporation and bylaws, no shareholder has any right to dissent to our terminating our status as a BDC under the Investment Company Act, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

            REASONS FOR CEASING TO BE A BUSINESS DEVELOPMENT COMPANY

On March 15, 2005, the Company filed with the SEC a Form N-54 stating that we were electing to be regulated as a BDC under the Investment Company Act. Our status as a BDC would have allowed us to raise the additional capital necessary to implement this as part of our business plan, in that business development companies are permitted to issue in any 12-month period, without registration under the Securities Act, shares with an aggregate offering price of up to $5,000,000. With this in mind, on April 22, 2005 we filed a Form 1-E under the Securities Act notifying the SEC of our intent to sell under this exemption up to $5,000,000 of our common stock; on March 24, 2006, we filed Form 2-E with the SEC reporting share issuance activity under 1-E and the termination of our offering.
In April and July, 2005, the SEC notified us that they considered the Company not to be in compliance with various reporting and capital structure requirements of the Investment Company Act. Furthermore SEC staff indicated and current management agrees that the Company is not an appropriate candidate to be a BDC.

Our board determined it would no longer be feasible to operate as a BDC and that the appropriate course of action would be to withdraw our election to be regulated as a BDC under the Investment Company Act of 1940 by filing a Form N-54C with the SEC. By written consent, shareholders owning shares representing a majority of our voting power authorized us to take this action.

                           EFFECT ON OUR SHAREHOLDERS

Our ceasing to be a BDC would result in our shareholders losing certain protections, including the following:

- We would no longer be subject to the requirement that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200%.

- We would no longer be prohibited from protecting any director or officer against any liability to the Company or our shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office.

- We would no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

- We would no longer be required to ensure that a majority of our directors are persons who are not "interested persons," as that term is defined in section 56 of the Investment Company Act, and certain persons that would be prevented from serving on our board if were a BDC (such as investment bankers) would be able to serve on our board.

- We would no longer be subject to provisions of the Investment Company Act regulating transactions between BDCs and certain affiliates.

- We would no longer be subject to provisions of the Investment Company Act restricting our ability to issue warrants and options.

- We would be able to change the nature of our business and fundamental investment policies without having to obtain the approval of our shareholders.

                EFFECT ON OUR FINANCIAL STATEMENTS AND TAX STATUS

Our withdrawing our election to be regulated as a BDC would result in a significant change in our method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing our method of accounting could reduce the market value of our investments in privately held companies by eliminating our ability to report an increase in value of our holdings as they occur. Also, as an operating company, we would have to consolidate our financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

We do not believe that withdrawing our election to be treated as a BDC would have any impact on our federal income tax status, because we never elected to be treated as a regulated investment company under Subchapter M of the Internal
Revenue Code. (Electing to be treated as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its shareholders.) Instead, we have always been subject to corporate level federal income tax on our income (without regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Code.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors, or any of their respective affiliates has any interest in our ceasing to be a BDC.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.
-------------------

                                       ***

As we have obtained the requisite shareholder vote for our ceasing to be a BDC, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.